UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2021

Date of Report

(Date of earliest event reported)

OZOP ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 N. Main St.

Florida, NY 10921

(Address of principal executive offices, including zip code)

(845) 544-5112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2021, the Company entered into a Definitive Agreement (the “Agreement”) with Cathy Chis (“Chis”) to purchase the 47,500 shares of the Company’s Series C Preferred Stock held by Chis and the 18,667 shares of the Company’s Series D Preferred Stock held by Chis for the total purchase price of $11,250,000. In conjunction with the Agreement, Chis shall resign from any and all positions held in the Company’s wholly owned subsidiary, Power Conversion Technologies, Inc. (“PCTI”). Further, Chis agrees that upon her resignation and for a period of five years thereafter (the “Restriction Period”), she shall not, directly or indirectly, solicit the employment of, assist in the soliciting of the employment of, or hire any employee or officer of the Company, including those of any of its present or future subsidiaries, or induce any person who is an employee, officer, agent, consultant or contractor of the Company to terminate such relationship with the Company. Additionally, Chis agrees that during the Restriction Period, she shall not compete with the Company or PCTI anywhere worldwide or be employed by any competitor of the Company.

The foregoing information is a summary of the Agreement described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. Readers should review the Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 16, 2021, the Company closed the Agreement described in Item 1.01 above and accordingly, Chis resigned from all positions held in PCTI.

Item 5.01 Change in Control of the Registrant.

On July 16, 2021, the Company closed the Agreement described in Item 1.01 above and purchased the 47,500 shares of the Company’s Series C Preferred Stock held by Chis and the 18,667 shares of the Company’s Series D Preferred Stock held by Chis and returned them to the Company’s treasury for cancellation. Accordingly, Chis no longer has voting control of the Company and voting control is now held by Brian Conway, the Company Chief Executive Officer, through his ownership of his shares of the Company’s Series C Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Definitive Agreement between the Company and Catherine Chis dated July 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2021

OZOP ENERGY SOLUTIONS, INC.

By:	/s/ Brian Conway
Name:	Brian Conway
Title:	Chief Executive Officer